Exhibit 99.1

Vigil Neuroscience Reports Fourth Quarter and Full Year 2024 Financial Results and Provides Recent Business Updates

– Announced positive data from Phase 1 clinical trial evaluating VG-3927 for potential treatment of Alzheimer’s Disease (AD); plans to initiate Phase 2 clinical trial in Q3 2025 –

– On track to report final analysis from IGNITE Phase 2 clinical trial evaluating iluzanebart in ALSP in Q2 2025 –

WATERTOWN, Mass., Mar. 13, 2025 — Vigil Neuroscience, Inc. (Nasdaq: VIGL), a clinical-stage biotechnology company committed to harnessing the power of microglia for the treatment of neurodegenerative diseases, today announced financial results for the fourth quarter and full year ended December 31, 2024, and provided updates on recent progress.

“We are entering 2025 with strong momentum, driven by significant progress in the development of our TREM2 programs, VG-3927 and iluzanebart,” said Ivana Magovčević-Liebisch, Ph.D., J.D., President and Chief Executive Officer of Vigil. “We recently reported positive Phase 1 data for VG-3927 that support the advancement of this differentiated clinical candidate, and we plan to initiate the Phase 2 trial in the third quarter of 2025. As the first and only, Phase 2-ready oral small molecule TREM2 agonist, VG-3927 has the potential to provide a novel, next-generation therapy for Alzheimer’s disease. Additionally, with the upcoming Phase 2 data readout for iluzanebart in ALSP in the second quarter we are excited to advance closer to providing a potential breakthrough therapy for this devastating disease with serious unmet need. With a number of upcoming catalysts for our two TREM2 agonist programs, 2025 is set to be a pivotal year for Vigil.”

Recent Business Highlights and Upcoming Milestones

Iluzanebart, Monoclonal Antibody TREM2 Agonist

Final analysis from IGNITE Phase 2 clinical trial planned for second quarter of 2025:

•

The Company plans to report the final analysis from the IGNITE Phase 2 clinical trial, including all patients at 12 months dosed with either 20 mg/kg or 40 mg/kg of iluzanebart in the second quarter of 2025.

•	The Company intends to pursue an accelerated approval pathway for iluzanebart in ALSP and expects to share an update on its progress when the final analysis is reported.

VG-3927, Small Molecule TREM2 Agonist

Positive Phase 1 data from VG-3927:

•

In January 2025, the Company reported positive data from its completed Phase 1 clinical trial evaluating VG-3927 for the potential treatment of AD. The Phase 1 single and multiple ascending dose (SAD/MAD) trial assessed the safety, tolerability, pharmacokinetics (PK), and pharmacodynamics (PD) of VG-3927 across 14 cohorts, including 8 SAD cohorts of healthy volunteers up to a 140 mg dose and 4 MAD cohorts of healthy volunteers up to a 50 mg dose. The trial also included a multiple dose elderly cohort and a single dose cohort of AD patients, including some participants who carry TREM2 or other genetic risk factors for AD. The trial enrolled a total of 115 participants with 89 participants receiving VG-3927, including 34 participants that were 55 years of age and older.

•

These data demonstrated a favorable safety and tolerability profile across all cohorts, including the elderly cohort. All related adverse events were mild or moderate in severity and self-resolving without drug discontinuations. No serious AEs were reported.

•

VG-3927 was observed to be highly CNS penetrant with a favorable and predictable PK profile that supports once-daily dosing. Importantly, VG-3927 achieved a robust and dose-dependent reduction of sTREM2 of up to approximately 50% in the cerebral spinal fluid (CSF) demonstrating a strong PK/PD relationship, sustained functional target engagement and TREM2 agonist activity.

•

Vigil will present the Phase 1 data in an oral presentation at the AD/PD™ 2025 International Conference on Alzheimer’s and Parkinson’s Disease taking place April 1-5, 2025, in Vienna, Austria and virtually.

•	The Company plans to advance a once-daily oral dose of 25 mg that fully engages the desired pharmacology and expects to initiate the Phase 2 trial in the third quarter of 2025.

Fourth Quarter and Full Year 2024 Financial Results:

•

Cash Position: Cash, cash equivalents, and marketable securities were $97.8 million as of December 31, 2024, compared to $111.3 million as of September 30, 2024. The Company expects its cash, cash equivalents and marketable securities will fund its operational plans into 2026.

•

Research and Development (R&D) Expenses: R&D expenses were $18.7 million for the fourth quarter and $62.3 million for the year ended December 31, 2024, compared to $16.8 million and $60.9 million for the same periods in 2023. The annual year-over-year increase was primarily driven by increased clinical activity related to the initiation of the VG-3927 Phase 1 clinical trial in the fourth quarter of 2023 and increased headcount-related costs to support the advancement of the Company’s clinical development programs. The increases were partially offset by decreases in the Company’s iluzanebart program driven by the timing of manufacturing activities and completion of the Phase 1 clinical trial.

•

General and Administrative (G&A) Expenses: G&A expenses were $6.4 million for the fourth quarter and $27.4 million for the year ended December 31, 2024, compared to $7.1 million and $27.9 million for the same periods in 2023. The annual year-over-year decrease was primarily attributed to a decrease in external professional service fees, partially offset by an increase in headcount-related costs to support the Company’s growth.

•

Net Loss: The Company had net losses of $23.8 million for the fourth quarter and $84.3 million for the year ended December 31, 2024, compared to $22.2 million and $82.6 million for the same periods in 2023.

About Vigil Neuroscience

Vigil Neuroscience is a clinical-stage biotechnology company focused on developing treatments for both rare and common neurodegenerative diseases by restoring the vigilance of microglia, the sentinel immune cells of the brain. Vigil is utilizing the tools of modern neuroscience drug development across multiple therapeutic modalities in its efforts to develop precision-based therapies to improve the lives of patients and their families. Iluzanebart, Vigil’s lead clinical candidate, is a fully human monoclonal antibody agonist targeting human triggering receptor expressed on myeloid cells 2 (TREM2) in people with adult-onset leukoencephalopathy with axonal spheroids and pigmented glia (ALSP), a rare and fatal neurodegenerative disease. Vigil is also developing VG-3927, a novel small molecule TREM2 agonist, to treat common neurodegenerative diseases associated with microglial dysfunction, with an initial focus on Alzheimer’s disease (AD).

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” of Vigil Neuroscience (“Vigil” or the “Company”) that are made pursuant to the safe harbor provisions of the federal securities laws, including, without limitation, express or implied statements regarding: the Company’s strategy, business plans and focus; the potential therapeutic benefit of the Company’s product candidates, including iluzanebart and VG-3927; the progress and timing of the clinical development of Vigil’s programs, including the availability of, and expected timing for reporting, the final analysis from the IGNITE Phase 2 clinical trial and the timing to advance VG-3927 into a Phase 2 clinical trial; beliefs about observations made analyzing clinical trial data to date, including with respect to VG-3927; the Company’s intention to seek the accelerated approval pathway for iluzanebart and anticipated timing and outcomes of regulatory interactions; and the expectation that the Company’s cash runway will be sufficient into 2026. Forward-looking statements are based on Vigil’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties inherent in the development of product candidates, including the conduct of research activities and clinical trials; whether results from prior preclinical studies and clinical trials will be predictive of the results of subsequent preclinical studies and clinical trials; whether Vigil’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and the timing and content of additional regulatory information from the FDA; as well as the risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission (SEC), including Vigil’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, its upcoming Annual Report on Form 10-K for the year ended December 31, 2024, and any subsequent filings Vigil makes with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Vigil undertakes no duty to update such information except as required under applicable law. Readers should not rely upon the information in this press release as current or accurate after its publication date.

VIGIL NEUROSCIENCE, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Operating expenses:
Research and development	$18,668	$16,782	$62,306	$60,934
General and administrative	6,446	7,075	27,377	27,932
Total operating expenses	25,114	23,857	89,683	88,866
Loss from operations	(25,114)	(23,857)	(89,683)	(88,866)
Other income (expense):
Interest income, net	1,277	1,681	5,418	6,241
Other income (expense), net	6	2	9	(13)
Total other income, net	1,283	1,683	5,427	6,228
Net loss	$(23,831)	$(22,174)	$(84,256)	$(82,638)
Net loss per share attributable to common stockholders, basic and diluted	$(0.57)	$(0.57)	$(2.07)	$(2.13)
Weighted—average common shares outstanding, basic and diluted	41,657,259	38,832,292	40,668,444	38,712,207

VIGIL NEUROSCIENCE, INC.
Selected Balance Sheet Data
(in thousands)
(unaudited)

	December 31, 2024	December 31, 2023
Cash, cash equivalents, and marketable securities	$97,795	$117,940
Total assets	117,691	140,858
Total liabilities	46,056	24,606
Total stockholders’ equity	71,635	116,252

Internet Posting of Information

Vigil Neuroscience routinely posts information that may be important to investors in the ‘Investors’ section of its website at https://www.vigilneuro.com. The company encourages investors and potential investors to consult our website regularly for important information about Vigil Neuroscience.

Investor Contact:

Leah Gibson

Vice President, Investor Relations & Corporate Communications

Vigil Neuroscience, Inc.

lgibson@vigilneuro.com

Media Contact:

Megan McGrath

CTD Comms, LLC

megan@ctdcomms.com

4